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                                                                EXHIBIT h(2)(c)


                    AMENDMENT NUMBER 2 TO THE TRANSFER AGENCY
                              AND SERVICE AGREEMENT


This Amendment, dated as of January 1, 1999 is made to the Transfer Agency and Service Agreement dated November 1, 1994, amended August 4, 1997, (the "Agreement") between AIM International Funds, Inc. (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to Article 10 of the Agreement.

A fee calculated by multiplying the number of shareholder accounts in the Fund by $.20 shall be paid by the Fund to AFS concurrently with the fees payable by the Fund to AFS under Article 2 of the Agreement.

Upon a vote of the Board of Directors of the Fund terminating this Amendment, this Amendment shall cease to apply, and the Transfer Agency and Service Agreement, as amended by Amendment Number 1, shall be complete without reference hereto.


                                                AIM INTERNATIONAL FUNDS, INC.


                                                By: /s/ ROBERT H. GRAHAM
                                                   ---------------------
                                                   President

ATTEST:

/s/ LISA A. MOSS
-------------------
Assistant Secretary


                                                A I M FUND SERVICES, INC.


                                                By: /s/ JOHN CALDWELL
                                                   ------------------
                                                   President

ATTEST:

/s/ LISA A. MOSS
-------------------
Assistant Secretary